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                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT


We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-99395 on Form N-1A of WCMA Government Securities Fund of our reports on each Fund and each Trust as listed below, each appearing in Part B of this Registration Statement.

Name                                   Date of our Report
----                                  ------------------
WCMA Money Fund                        March 3, 2003
Master Money Trust                     February 6, 2003
                                       (February 28, 2003 as to Note 5)

WCMA Government Securities Fund        March 3, 2003
Master Government Securities Trust     February 6, 2003
                                       (February 28, 2003 as to Note 5)

WCMA Tax-Exempt Fund                   March 3, 2003
Master Tax-Exempt Trust                February 6, 2003
                                       (February 28, 2003 as to Note 5)

WCMA Treasury Fund                     March 3, 2003
Master Treasury Trust                  February 6, 2003
                                       (February 28, 2003 as to Note 5)

/s/ Deloitte & Touche LLP

Princeton, New Jersey
March 18, 2003